SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:    December 16, 2002

CARMAX AUTO OWNER TRUST 2002-1

(Exact name of registrant as specified in its charter)

Delaware	333-64036-01	36-7385833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 804-747-0422

Item 5	Other Events.

On December 16, 2002, the servicer for the CarMax Owner Trust 2002-1 delivered to the indenture trustee (for the indenture trustee to forward to each Noteholder of record as of the most recent record date) and to the owner trusee (for the owner trustee to forward to each Certificateholder of record as of the most recent record date) the Statement to Noteholders and Certificateholders for the collection period ended November 30, 2002.

Item 7(c).	Exhibits.

The following is filed as an exhibit to this report under Exhibit 99:

99.1	CarMax Auto Owner Trust 2002-1 Statement to Noteholders and Certificateholders for the collection period ended November 30, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX AUTO OWNER TRUST 2002-1

By:    CARMAX AUTO
SUPERSTORES, INC.,
as Servicer

By:    /s/    Keith D. Browning
Keith Browning
Executive Vice President
and Chief Financial Officer

Date:    December 16, 2002